Exhibit 99.1

Continental Resources Announces 2007 First Quarter Earnings Release Date and Conference Call Information

Enid, Oklahoma – May 24, 2007—Continental Resources, Inc. (NYSE:CLR) has scheduled its 2007 first quarter earnings press release to be issued before the opening of trading on the New York Stock Exchange on Tuesday, May 29, 2007.

Continental Resources will host a conference call on Tuesday, May 29, 2007, at 10:00 a.m. Central Time to discuss this press release. Interested parties may listen to the conference call via the Company’s website at www.contres.com or by dialing (866) 203-2528. The passcode is 20342595. A replay of the conference call will be available for 30 days on the Company’s website or by dialing (888) 286-8010. The passcode is 77690960.

Continental Resources is an independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its operations in large new or developing plays where horizontal drilling, advanced fracture stimulation and enhanced recovery technologies provide the means to economically develop and produce oil and natural gas reserves from unconventional formations. The Company completed its initial public offering in May 2007.

CONTACT: Continental Resources, Inc.

Don Fischbach, 580-548-5137

donfischbach@contres.com